Exhibit 4.6

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Broadcom Cayman Finance Limited,

Broadcom Corporation,

Broadcom Limited,

Broadcom Cayman L.P.,

BC Luxembourg S.à r.l.

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

as Representatives of the Initial Purchasers

Dated as of January 19, 2017

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 19, 2017, by and among Broadcom Cayman Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Cayman Finance”), Broadcom Corporation, a California corporation (“Broadcom” and together with Cayman Finance, the “Co-Issuers”), Broadcom Limited, a public company incorporated under the laws of the Republic of Singapore (“Parent”), Broadcom Cayman L.P., a limited partnership organized under the laws of the Cayman Islands (“Broadcom Cayman”), BC Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 3A, Sentier de l’Espérance, L-1474 Luxembourg, Grand-Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under registration number B 201613 (“BC Lux”, and together with Parent and Broadcom Cayman, the “Guarantors”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Barclays Capital Inc. (“Barclays”) as the representatives (the “Representatives”) of the several Initial Purchasers named in Schedule A to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Co-Issuers’ 2.375% Senior Notes due 2020 (the “2020 Notes”), the 3.000% Senior Notes due 2022 (the “2022 Notes”), the 3.625% Senior Notes due 2024 (the “2024 Notes”) and 3.875% Senior Notes due 2027 (the “2027 Notes”, and together with the 2020 Notes, the 2022 Notes and the 2024 Notes, the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated January 11, 2017 (the “Purchase Agreement”), among the Co-Issuers, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Co-Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(j) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: Registered Exchange Offers shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offers, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offers open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Co-Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offers.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: As defined in Section 3(b) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offers, including the related Prospectus.

Exchange Offers: The registration by the Co-Issuers under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Co-Issuers offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offers by such Holders.

Exchange Securities: The 2.375% Senior Notes due 2020, the 3.000% Senior Notes due 2022, the 3.625% Senior Notes due 2024 and the 3.875% Senior Notes due 2027 of the same series under the Indenture as the Initial Notes and the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

FINRA: The Financial Industry Regulatory Authority, Inc.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of January 19, 2017, by and among the Co-Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Initial Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Co-Issuers of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Initial Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Co-Issuers relating to (a) an offering of Exchange Securities pursuant to the Exchange Offers or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Related Judgment: As defined in Section 12(i)(i) hereof.

Related Proceedings: As defined in Section 12(i)(i) hereof.

Securities Act: The Securities Act of 1933, as amended.

Shelf Effectiveness Period: As defined in Section 4(a) hereof.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: A “shelf” registration statement of the Co-Issuers that covers all or a portion of the Transfer Restricted Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

Shelf Request: As defined in Section 4(a) hereof.

Specified Courts: As defined in Section 12(i)(i) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offers for an Exchange Security entitled to be resold to the public by the Holder thereof, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date on which such Initial Security ceases to be outstanding for purposes of the Indenture and (e) the date which is three years and six months after the Closing Date.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offers.

(a) Unless the Exchange Offers shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Co-Issuers and the Guarantors shall use commercially reasonable efforts to (i) cause to be filed with the Commission an Exchange Offer Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offers, (ii) cause such Exchange Offer Registration Statement to become effective, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offers, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offers. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Co-Issuers and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offers open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offers; provided, however, that in no event shall such period be less than 20 business days after the date notice of such Exchange Offers is delivered to the Holders

(each such date, an “Exchange Date”). The Co-Issuers shall cause the Exchange Offers to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Co-Issuers shall use their commercially reasonable efforts to cause the Exchange Offers to be Consummated no later than 60 days after the Exchange Offer Registration Statement has become effective, and in no event later than 540 days after the Closing Date (or if such 540th day is not a Business Day, the next succeeding Business Day).

(c) The Co-Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Co-Issuers), may exchange such Initial Securities pursuant to the Exchange Offers; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offers, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Co-Issuers and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Co-Issuers shall provide sufficient copies of the latest version of such Prospectus contained in such Exchange Offer Registration Statement to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. In the event that (i) the Co-Issuers determine that the Exchange Offers provided for in Section 3 hereof are not available or the Exchange Offers for Transfer Restricted Securities may not be completed as soon as practicable after the last Exchange Date with respect to the Exchange Offers because they would violate any applicable law or applicable interpretations of the Commission staff, (ii) such Exchange Offers are not for any other reason completed by the 540th day after the Closing Date (or if such 540th day is not a Business Day, the next succeeding Business Day) or (iii) prior to the last Exchange Date with respect to the Exchange Offers, the Co-Issuers receive a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Transfer Restricted Securities that are or were ineligible to be exchanged in such Exchange Offers, the Co-Issuers and the Guarantors shall use their commercially reasonable efforts to cause to be filed, as soon as practicable, but in any event within 30 days, after such determination date or the receipt of a Shelf Request, as the case may be (the “Shelf Filing Deadline”), a Shelf Registration Statement providing for the sale of all the Transfer Restricted Securities by the Holders thereof and to have such Shelf Registration Statement become effective on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day); provided, that (a) no Holder will be entitled to have any Transfer Restricted Securities included in any Shelf Registration Statement, or entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have provided such other information regarding such Holder to the Co-Issuers as is contemplated by Section 4(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (b) the Co-Issuers and the Guarantors shall be under no obligation to file any such Shelf Registration Statement before they are obligated to Consummate the Exchange Offers pursuant to Section 3 hereof.

In the event that the Co-Issuers and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Co-Issuers and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 3 hereof with respect to all Transfer Restricted Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Securities held by the Initial Purchasers after completion of the Exchange Offers.

The Co-Issuers and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Initial Securities covered thereby cease to be Transfer Restricted Securities (the “Shelf Effectiveness Period”). The Co-Issuers and the Guarantors further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Co-Issuers and the Guarantors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Transfer Restricted Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Co-Issuers and the Guarantors agree to furnish to the Holders copies of any such supplement or amendment promptly after it has been used or filed with the Commission, as reasonably requested by the Holders.

Notwithstanding anything to the contrary in this Agreement, at any time, the Co-Issuers may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 30 consecutive days or more than on two occasions during any 12-month period, but in any event not more than 90 days in the aggregate (whether or not consecutive) in any 12-month period (each, a “Shelf Suspension Period”), if the Boards of Directors of the Co-Issuers determine reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Boards of Directors of the Co-Issuers, would be detrimental to the Co-Issuers if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law. Any Shelf Suspension Period pursuant to this Section 4(a) shall begin on the date specified in a written notice given by the Co-Issuers to the Holders and shall end on the date specified in a subsequent written notice given by the Co-Issuers to the Holders.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Co-Issuers in writing, within 15 Business Days after receipt of a request therefor, such information as the Co-Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Co-Issuers all information required to be disclosed in order to make the information previously furnished to the Co-Issuers by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) the Exchange Offers have not been Consummated within 540 days after the Closing Date (or if such 540th day is not a Business Day, the next succeeding Business Day) or, if a Shelf Registration Statement is required hereunder, a Shelf Registration Statement in accordance with this Agreement has not been declared effective on or prior to such date or (ii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the Effectiveness Period (except as specifically permitted herein, including with respect to any Shelf Suspension Period as provided in Section 4(a) hereof or because of the sale of all Transfer Restricted Securities under such Registration Statement) without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Co-Issuers hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. A Registration Default ends with respect to any Initial Securities when such Initial Securities cease to be Transfer Restricted Securities.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offers, the Co-Issuers and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Co-Issuers there is a question as to whether the Exchange Offers are permitted by applicable law, the Co-Issuers and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Co-Issuers and the Guarantors to Consummate the Exchange Offers for such Initial Securities. The Co-Issuers and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Co-Issuers and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Co-Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such Exchange Offers should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offers pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Co-Issuers, prior to the Consummation thereof, a written representation to the Co-Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of either of the Co-Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offers and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Co-Issuers’ preparations for the Exchange Offers. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offers to participate in a distribution of the securities to be acquired in the Exchange Offers (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Co-Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Co-Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Co-Issuers and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the offer and sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), the Co-Issuers and the Guarantors shall:

(i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Co-Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Co-Issuers and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers and each selling Holder named in any Registration Statement, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Co-Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) make the Co-Issuers’ and the Guarantors’ representatives available for discussion of customary due diligence matters,;

(vi) make available at reasonable times for inspection by the Initial Purchasers participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers all financial and other records, pertinent corporate documents and properties of the Co-Issuers and the Guarantors and cause the

Co-Issuers’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vii) if requested by any selling Holders promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Co-Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Initial Purchaser and each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) if such documents are not available via EDGAR;

(ix) deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Co-Issuers and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto if such documents are not available via EDGAR;

(x) enter into such agreements, and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and the Co-Issuers and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offers or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offers or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Co-Issuers and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(i) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) opinions, dated the date of Consummation of the Exchange Offers or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Co-Issuers and the Guarantors, covering the matters set forth in Section 5(d) of the Purchase Agreement and such other matter as such parties may reasonably request; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Co-Issuers’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

(B) set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in any agreement entered into by any of the Co-Issuers or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Co-Issuers and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Co-Issuers or the Guarantors shall so advise the Initial Purchasers and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Co-Issuers or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Co-Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Initial Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Co-Issuers for cancellation;

(xiii) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders;

(xiv) use their commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi) provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Initial Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Exchange Securities are eligible for deposit with The Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with FINRA;

(xviii) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period beginning with the first month of the Co-Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement,

and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act if not available via EDGAR.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Co-Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Co-Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Co-Issuers, each Holder will deliver to the Co-Issuers (at the Co-Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Co-Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Co-Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Co-Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Co-Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offers and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Co-Issuers, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v)

all fees and expenses of the Trustee and any exchange agent and their counsel; (vi) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vii) all fees and disbursements of independent certified public accountants of the Co-Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Co-Issuers and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Co-Issuers or the Guarantors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Co-Issuers and the Guarantors, jointly and severally, will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Co-Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Co-Issuers by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which any of the Co-Issuers or the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Co-Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Co-Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Co-Issuers or the Guarantors of their obligations pursuant to this Agreement except to the extent that they have been prejudiced by such failure and shall not relieve the Co-Issuers or the Guarantor from any liability which it may have to any Indemnified Holder other than under this Agreement. The Co-Issuers and the Guarantors shall be entitled to participate therein and, to the extent that they shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder. If the Co-Issuers or the Guarantors do not elect to so assume the defense thereof within a reasonable time after notice of commencement of the action, the Indemnified Holders shall have the right to employ one counsel of its own in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Co-Issuers and the Guarantors. The Co-Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any one local counsel in each applicable jurisdiction) at any time for such Indemnified Holders, which firm shall be designated by the Co-Issuers and the Guarantors and be reasonably satisfactory to the Indemnified Holders. The Co-Issuers and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Co-Issuers’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Co-Issuers and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Co-Issuers and the Guarantors. The Co-Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Co-Issuers, the Guarantors and their respective directors, officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Co-Issuers or the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Co-Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against any of the Co-Issuers, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Co-Issuers and the Guarantors, and the Co-Issuers, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Co-Issuers and the Guarantors shall be deemed to be equal to the total gross proceeds to the Co-Issuers and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Co-Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Co-Issuers and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Co-Issuers or the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Co-Issuers, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities or Exchange Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Co-Issuers and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding (unless the Co-Issuers and the Guarantors are subject to and comply with Section 13 or 15(d) of the Exchange Act or file the periodic reports contemplated by such provisions pursuant to the Indenture), to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Termination of Guarantor Obligations

If at any time a Guarantor under this Agreement is released and discharged from its Guarantee pursuant to the Indenture, such Guarantor’s obligations under this Agreement shall automatically and unconditionally terminate.

SECTION 11. Miscellaneous.

(a) Remedies. Each of the Co-Issuers and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. None of the Co-Issuers and the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Co-Issuers or the Guarantors have previously entered into any agreement granting any registration rights with respect to the Initial Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Co-Issuers’ or the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Initial Securities. The Co-Issuers will not take any action, or permit any change to occur, with respect to the Initial Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offers.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Co-Issuers have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Co-Issuers or their affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offers and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offers may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Co-Issuers shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Co-Issuers or the Guarantors:

c/o Avago Technologies U.S. Inc.

1320 Ridder Park Drive

San Jose, CA 95131

Attention: Tom Krause, Senior Vice President and Chief Financial Officer

(Facsimile: 408-435-4133) and

Attention: Patricia McCall, Vice President and General Counsel

(Facsimile: 408-433-6336)

With a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attention: Tony Richmond and Greg Rodgers

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CSC Corporation as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(ii) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(iii) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Holders could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of each Co-Issuer and Guarantor in respect of any sum due from them to any Holder shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, each Co-Issuer and Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Co-Issuers and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Co-Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BROADCOM CAYMAN FINANCE LIMITED

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Director

BROADCOM CORPORATION

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer and Secretary

BROADCOM LIMITED

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer

BROADCOM CAYMAN L.P., acting through its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer

BC LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 3A, Sentier de l’Esperance, L-1474 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 201613

By:	/s/ Patricia H. McCall
Name:	Patricia H. McCall
Title:	Authorised Signatory

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                     INCORPORATED

BARCLAYS CAPITAL INC.

        as Representatives of the Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director